SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                        (Amendment No._________________)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
Preliminary Proxy Statement [X]
Confidential, for Use
of the Commission Only (as permitted by Rule 14a-6(e)(2)) [ ]
Definitive Proxy Statement [ ]
Definitive Additional Materials [ ]
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        STEWARDSHIP FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee require

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ] Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
      2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
      4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
      5)  Total Fee Paid:

          ---------------------------------------------------------------------
[  ]  Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

          ---------------------------------------------------------------------
      2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
      3)  Filing Party:

          ---------------------------------------------------------------------
      4)  Date Filed:

          ----------------------------------------------------------------------

                       STEWARDSHIP FINANCIAL CORPORATION
                               630 Godwin Avenue
                             Midland Park, NJ 07432

                                                                  April 18, 1997

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Stewardship Financial Corporation (the "Company"), the holding company for Atlantic Stewardship Bank, to be held on May 12, 1997, at 7:00 P.M. at the main office of the Company, 630 Godwin Avenue, Midland Park, NJ 07432.

     At the Annual Meeting stockholders will be asked to consider and vote upon
(1) the election of 11 directors; and (2) certain amendments to the Company's Certificate of Incorporation to (a) classify the Board of Directors into three classes; (b) prevent removal of directors by stockholders without cause; and (c) require the affirmative vote of 80% of the outstanding common stock of the Company (the "Common Stock") for approval of a merger, consolidation or disposition of substantially all of the assets of the Company unless approved by a majority of the directors and to further require the vote of 80% of the outstanding Common Stock to amend this super-majority voting provision.

     The Board of Directors of the Company believes that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each matter to be considered.

     YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, SO THAT YOUR SHARES WILL BE REPRESENTED.


                                           Very truly yours,


                                           Edward Fylstra,
                                           Secretary

                       STEWARDSHIP FINANCIAL CORPORATION
                               630 Godwin Avenue
                             Midland Park, NJ 07432


                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 12, 1997

                                   ----------


     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Stewardship Financial Corporation (the "Company") will be held at the main office of the Company, 630 Godwin Avenue, Midland Park, NJ 07432, on May 12, 1997, at 7:00 P.M. for the purpose of considering and voting upon the following matters:

     1. The election of eleven (11) persons named in the accompanying Proxy Statement to serve as directors of the Company.

     2.   Amendments to the Company's Certificate of Incorporation to:

          (a)  classify the Board of Directors into three classes;

          (b)  prevent removal of directors by stockholders without cause; and

          (c) require the affirmative vote of 80% of the outstanding common stock of the Company for approval of a merger, consolidation or disposition of substantially all of the assets of the Company unless approved by a majority of the directors and to further require an affirmative vote of 80% of the outstanding common stock to amend this super-majority voting provision.

     3.   Such other business as shall properly come before the Annual Meeting.

     Stockholders of record at the close of business on March 31, 1997, are entitled to notice of and to vote at the Annual Meeting. Whether or not you contemplate attending the Annual Meeting, it is suggested that the enclosed proxy be executed and returned to the Company. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later proxy or by delivering a written notice of revocation to the Company.


                                        By Order of the Board of Directors


                                        Edward Fylstra,
                                        Secretary


April 18, 1997


                   IMPORTANT--PLEASE MAIL YOUR PROXY PROMPTLY

                       STEWARDSHIP FINANCIAL CORPORATION
                                630 Godwin Avenue
                         Midland Park, New Jersey 07432


                                   ----------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1997

                                   ----------


SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is being furnished to stockholders of Stewardship Financial Corporation (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of stockholders (the "Annual Meeting"), to be held on May 12, 1997, at 7:00 p.m., at the main office of the Company, 630 Godwin Avenue, Midland Park, New Jersey 07432 and at any adjournments thereof. The 1996 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended December 31, 1996, and a proxy card accompany this Proxy Statement, which is first being mailed to record holders on or about April 18, 1997.

     Regardless of the number of shares of common stock owned, it is important that you vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT AND "FOR" THE RATIFICATION OF EACH OF THE OTHER SPECIFIC PROPOSALS PRESENTED IN THIS PROXY STATEMENT.

     Other than the matters set forth on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that may be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

     A proxy may be revoked at any time prior to its exercise by sending a written notice of revocation to the Company, 630 Godwin Avenue, Midland Park, New Jersey 07432, Attn: Ms. Ellie King. A proxy filed prior to the Annual Meeting may be revoked by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Proxies may also be solicited personally or by mail or telephone by directors, officers and other employees of the Company and Atlantic Stewardship Bank (the "Bank"), its wholly-owned subsidiary, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

     The securities which may be voted at the Annual Meeting consist of shares of common stock, no par value, of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors.

     The close of business on March 31, 1997, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 463,055 shares.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under New Jersey law and the Company's bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the matters being proposed for stockholder action set forth in Proposal 2, the proxy card being provided by the Board of Directors enables a stockholder to check the appropriate box on the proxy card to (i) vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" from voting on such item. Under New Jersey law, the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to approve

Proposal 2. Abstentions and broker non-votes do not count as votes cast under New Jersey law, and so will have no effect.

                     PROPOSALS TO BE VOTED ON AT THE MEETING

                        PROPOSAL 1. ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and its bylaws authorize a minimum of five (5) and a maximum of twenty-five (25) directors but leave the exact number to be fixed by resolution of the Board of Directors. The Board has fixed the number of directors at eleven (11).

     Directors will be elected to serve for a term of one year and until their successors are duly elected and qualified; provided, however, that in the event Proposal 2 is approved by the shareholders of the company, the term for each director shall become the term set forth under Proposal 2 and until their successors are then duly elected and qualified.

     If, for any reason, any of the nominees become unavailable for election, the proxy solicited by the Board of Directors will be voted for a substitute nominee selected by the Board of Directors. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected. UNLESS AUTHORITY TO VOTE FOR THE NOMINEE IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.


INFORMATION WITH RESPECT TO THE NOMINEES.

     The following table sets forth the names of the nominees for election, their ages, a brief description of their recent business experience, including present occupations, and the year in which each became a director of the Company or the Bank. No nominee is a director of another company registered pursuant to
Section 12 of the Securities Exchange Act of 1934.

================================================================================
    NAME, AGE AND                      PRINCIPAL OCCUPATION             DIRECTOR
POSITION WITH COMPANY                  DURING PAST FIVE YEARS           SINCE(1)
--------------------------------------------------------------------------------
William M. Almroth, 66,             Retired; formerly Senior Vice         1993
Director                            President, Sony Music
                                    Corporation
--------------------------------------------------------------------------------
Herman deWaal Malefyt, 63,          President, Skyline                    1986
Director                            Greenhouses, Inc.
--------------------------------------------------------------------------------
Harold Dyer, 69, Director           Retired; formerly President,          1985
                                    White Laundry, Inc.
--------------------------------------------------------------------------------
Edward Fylstra, CPA, 77,            Managing Partner, Fylstra,            1985
Director and Secretary              Wright & Co. (accountants)
--------------------------------------------------------------------------------
William C. Hanse, Esq., 62,         Partner, Hanse and Hanse,             1985
Director                            Attorneys at Law
--------------------------------------------------------------------------------
Margo Lane, 46, Director            Corporate Communications              1994
                                    Manager, Garden State Paper,
                                    and Corporate Secretary, Lane
                                    Electric, Inc.
--------------------------------------------------------------------------------
Arie Leegwater, 63, Director        Owner, Arie Leegwater                 1985
and Chairman of the Board           Associates (contractor)
--------------------------------------------------------------------------------
John L. Steen, 59, Director and     President, Steen Sales, Inc.          1985
Vice Chairman of the Board          (textiles); also, President,
                                    Dutch Valley Throwing Co.,
                                    Inc. (textiles)
--------------------------------------------------------------------------------
Robert J. Turner, 56, Director      President, The Turner Group           1985
                                    (insurance)
--------------------------------------------------------------------------------
William J. Vander Eems, 47,         President, William Vander             1991
Director                            Eems, Inc. (contractor)
--------------------------------------------------------------------------------
Paul Van Ostenbridge, 44,           President and Chief Executive         1985
Director, President, and Chief      Officer of the Bank
Executive Officer
================================================================================

--------
(1) Includes prior service on the Board of Directors of the Bank.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth information concerning the beneficial ownership of the Common Stock, no par value, as of February 28, 1997, by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company as described in this Proxy Statement under the caption "Executive Compensation" and (iv) all directors and executive officers of the Company as a group. Other than as set forth in this table, the Company is not aware of any individual or group which holds in excess of 5% of the outstanding Common Stock. As a matter of general policy, the Company will not sell additional shares to persons or entities who own more than 5% of the Common Stock. This policy is not contained in the Company's Certificate of Incorporation.

================================================================================
                                           NUMBER OF SHARES             PERCENT
  NAME OF BENEFICIAL OWNER              BENEFICIALLY OWNED (1)         OF CLASS
--------------------------------------------------------------------------------
William M. Almroth                            22,179 (2)                 4.82%
--------------------------------------------------------------------------------
Herman deWaal Malefyt                          4,597 (3)                 1.00%
--------------------------------------------------------------------------------
Harold Dyer                                   10,200                     2.22%
--------------------------------------------------------------------------------
Edward Fylstra                                 3,168 (4)                 0.69%
--------------------------------------------------------------------------------
William C. Hanse                              10,368 (5)                 2.25%
--------------------------------------------------------------------------------
Margo Lane                                     1,731 (6)                 0.38%
--------------------------------------------------------------------------------
Arie Leegwater                                 3,734 (7)                 0.81%
--------------------------------------------------------------------------------
John L. Steen                                  9,362                     2.03%
--------------------------------------------------------------------------------
Robert J. Turner                               8,977 (8)                 1.95%
--------------------------------------------------------------------------------
William J. Vander Eems                        11,245 (9)                 2.44%
--------------------------------------------------------------------------------
Paul Van Ostenbridge                           1,868                     0.41%
--------------------------------------------------------------------------------
Principal Officer (1 person)                     573                     0.12%
                                              ------                     ----
--------------------------------------------------------------------------------
Directors and Principal Officer of            88,002                    19.12%
the Bank as a group (12 persons)
================================================================================

----------
(1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the dividend reinvestment plan.

(2) Includes 14,786 shares held by Mr. Almroth's spouse in her own name. Mr. Almroth disclaims beneficial ownership of the shares held by his spouse.

(3) Includes 4,304 shares held by Mr. deWaal Malefyt's spouse in her own name. Mr. deWaal Malefyt disclaims beneficial ownership of the shares held by his spouse.

(4) Includes 1,056 shares held by Mr. Fylstra's spouse in her own name. Mr. Fylstra disclaims beneficial ownership of the shares held by his spouse.

(5) Includes 6,324 shares held jointly by Mr. Hanse and his spouse and 1,036 shares held by Mr. Hanse's spouse in her own name. Mr. Hanse disclaims beneficial ownership of the shares held by his spouse.

(6) Includes 1,056 shares held jointly by Mrs. Lane and her spouse. Mrs. Lane disclaims beneficial ownership of shares owned by her spouse.

(7) Includes 1,555 shares held jointly by Mr. Leegwater and his spouse and 2,073 shares held by trusts of which Mr. Leegwater is the trustee. Mr. Leegwater disclaims beneficial ownership of the shares owned by his spouse.

(8) Includes 2,112 shares held jointly by Mr. Turner and his spouse and 6,759 shares held by a company owned by Mr. Turner. Mr. Turner disclaims beneficial ownership of shares owned by his wife.

(9) Includes 4,330 shares held by Mr. Vander Eems' spouse in her own name and 3,693 shares held by Mr. Vander Eems as custodian for his minor children. Mr. Vander Eems disclaims beneficial ownership of his spouse's shares.

BOARD OF DIRECTORS' MEETINGS; COMMITTEES OF THE BOARD

     The Board of Directors of the Company held twelve meetings during 1996. The Board of Directors holds regularly scheduled meetings each month and special meetings as circumstances require. All of the directors of the Company attended at least 100% of the total number of Board meetings held and committee meetings held during 1996.

     AUDIT COMMITTEE. The Company and the Bank have a standing Audit Committee of the Board of Directors. This committee arranges for the Bank's directors' examinations through its independent certified public accountant, reviews and evaluates the recommendations of the directors' examinations, receives all reports of examination of the Company and the Bank by appropriate regulatory agencies, analyzes such regulatory reports, and reports to the Board the results of its analysis of the regulatory reports. This committee also receives reports directly from the Company's internal auditor and recommends any action to be taken in connection therewith. The Audit Committee met seven times during 1996. The Audit Committee consisted during 1996 of Directors Dyer (Chairman), Almroth, deWaal Malefyt, Leegwater, and Steen.

     PERSONNEL COMMITTEE. The Company maintains a Personnel Committee which sets the compensation for the executive officers of the Company. In 1996, the Committee consisted of Directors Almroth (Chairman), Lane, Leegwater, Turner and Van Ostenbridge and met five times.

     NOMINATING COMMITTEE. The Company also maintains a Nominating Committee. The Nominating Committee makes nominations for candidates to serve on the Company's Board of Directors. In 1996, the Nominating Committee consisted of Directors deWaal Malefyt (Chairman), Almroth and Vander Eems and met once.

DIRECTORS' COMPENSATION

     DIRECTORS' FEES. Directors of the Company, other than full-time employees of the Company, receive fees of $450 per Board meeting attended, with the exception of Chairman Leegwater who receives $900 per meeting. Directors also receive a fee of $25 per Committee meeting attended if such meeting lasts longer than fifteen minutes.

     STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. The Company maintains the Stewardship Financial Corporation 1995 Stock Option Plan for Non-Employee Directors (the "Non-Employee Plan"). Under the Non-Employee Plan, 22,500 shares of Common Stock have been reserved for issuance. Non-Employee Directors of the Company, the Bank and any other subsidiaries which the Company may acquire or incorporate will participate in the Non-Employee Plan. Each participant in the Non-Employee Plan will automatically receive an option to purchase 2,045 shares of Common Stock effective as of the date such participant commences his service on the Board of Directors. No option may be exercised more than ten years after the date of its grant. The purchase price of the shares of Common Stock subject to options under the Non-Employee Plan will be 95% of the fair market value on the date such option is granted.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company maintains a Personnel Committee which oversees executive compensation issues. The compensation payable to the Company's executive officers is determined by the Board of Directors of the Company upon recommendation of the Personnel Committee, without the participation of Mr. Van Ostenbridge on any compensation matter related directly to him.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                          EXECUTIVE COMPENSATION POLICY

     The Company's policy is to compensate its executives fairly and adequately for the responsibility assumed by them for the success and direction of the Company, the effort expended in discharging that responsibility and the results achieved directly or indirectly from each executive's performance. "Fair and adequate compensation" is established after careful review of:

     1.   The Company's earnings;

     2. The Company's performance as compared to other companies of similar size and market area; and

     3. Comparison of what the market demands for compensation of similarly situated and experienced executives.

     Total compensation takes into consideration a mix of base salary, bonus, perquisites and stock options. The particular mix is established in order to competitively attract competent professionals, retain those professionals, and reward extraordinary achievement.

     The Board of Directors also considers net income for the year and earnings per share of the Company before finalizing officer increases for the coming year.

     Based upon its current levels of compensation, the Company is not affected by the new provisions of the Internal Revenue Code which limits the deductibility to a company of compensation in excess of $1,000,000 paid to any of its top five executives. Thus, the Company has no policy as to that subject.

BASE SALARY

     The Board of Directors bears the responsibility for establishing base salary.

     Salary is minimum compensation for any particular position and is not tied to any performance formula or standard. However, that is not to say that poor performance will not result in termination. Acceptable performance is expected of all executive officers as a minimum standard.

     To establish salary, the following criteria are used:

     1.   Position description.

     2.   Direct responsibility assumed.

     3. Comparative studies of peer group compensation. Special weight is given to local factors as opposed to national averages.

     4. Earnings performance of the Company resulting in availability of funds for payment of salary expense.

     5. Competitive level of salary to be maintained to attract and retain qualified and experienced executives.

STOCK OPTIONS

     Recommendations for stock option awards are made by the Personnel Committee to the Stock Compensation Committee, which then makes recommendations to the entire Board of Directors for final action.

     The Personnel Committee meets to evaluate meritorious performance of all officers and employees for consideration to receive stock options.

     The Personnel Committee makes awards based upon the following criteria:

     1.   Position of the officer or employee in the Company.

     2. The benefit which the Company has derived as a result of the efforts of the award candidate under consideration.

     3. The Company's desire to encourage long term employment of the award candidate.

     Perks, such as company automobiles and their related expenses, country club memberships, auxiliary insurance benefits and other perks which the Board may approve from time to time are determined and awarded pursuant to evaluation under the same criteria used to establish base salary.

CEO COMPENSATION

     Paul Van Ostenbridge is President and Chief Executive Officer of the Company and has been President and Chief Executive Officer of the Bank since its inception. The Company has continued to make progress toward all of its goals during Mr. Van Ostenbridge's tenure as President and Chief Executive Officer.

     The total compensation to Mr. Van Ostenbridge in 1996 is an increase of 7.7% over his total 1995 compensation. In the Board's opinion, this increase represents an appropriate amount in view of Mr. Van Ostenbridge's level of personal performance in 1996, the results achieved by the Company and the Bank, and compares favorably to other executives in the banking industry.

     The Board believes that the total compensation for Mr. Van Ostenbridge represents fair compensation in view of the 1996 performance of the Company and the Bank as well as peer group comparisons.

     In 1996, the Personnel Committee consisted of Directors Almroth, Lane, Leegwater, Turner and Van Ostenbridge.

            ANNUAL MANAGEMENT COMPENSATION AND ALL OTHER COMPENSATION

     The following table sets forth a summary for the last three fiscal years of the cash and non-cash compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Company. There are no other executive officers whose individual remuneration exceeded $100,000 for the last fiscal year.

                                                   SUMMARY COMPENSATION TABLE

                                        CASH AND CASH EQUIVALENT FORMS OF REMUNERATION

===============================================================================================================================
|                                |        |          Annual Compensation         |                                            |
|                                |        |--------------------------------------|--------------------------------------------|
|                                |        |          |            |     Other    |              |                             |
|                                |        |          |            |    Annual    |     Award    |         Payouts             |
|  Name and Principal Position   |  Year  |  Salary  |    Bonus   | Compensation |--------------|-----------------------------|
|                                |        |   ($)    |    ($)     |    ($)(1)    |              |            |                |
|                                |        |          |            |              |  Securities  |    LTIP    |   All Other    |
|                                |        |          |            |              |  Underlying  |   Payouts  |  Compensation  |
|                                |        |          |            |              |   Options/   |   ($)(3)   |      ($)       |
|                                |        |          |            |              |     SARs     |            |                |
|                                |        |          |            |              |              |            |                |
|                                |        |          |            |              |      (#)     |            |                |
|--------------------------------|--------|----------|------------|--------------|--------------|------------|----------------|
|  Paul Van Ostenbridge,         |  1996  | 140,000  |  13,112    |     18,593   |       0      |    None    |       0        |
|  President and CEO             |--------|----------|------------|--------------|--------------|------------|----------------|
|                                |  1995  | 130,000  |  10,250(2) |     13,843   |       0      |    None    |       0        |
|                                |--------|----------|------------|--------------|--------------|------------|----------------|
|                                |  1994  | 120,000  |   5,700(2) |     13,940   |       0      |    None    |       0        |
===============================================================================================================================


----------

(1) Includes the imputed value of personal use of Company automobiles, life insurance premiums and Company matching contributions to its 401(k) Plan.

(2) Includes the value of shares of Common Stock awarded as a bonus in 1996 (350 shares at a fair market value of $33.00 and 50 shares at a fair market value of $31.25), and 250 shares of Common Stock and 100 shares of Common Stock awarded as a bonus in 1995 and 1994 at fair market values of $25.00 and $17.25 per share, respectively.

(3) For fiscal year 1996, 1995 and 1994, the Company had no long-term incentive plans in existence, and therefore made no payouts for awards under such plans.

     EMPLOYEE STOCK OPTION PLAN. The Company maintains the Stewardship Financial Corporation 1995 Stock Option Plan (the "Employee Plan"). Under the Employee Plan, 22,500 shares of Common Stock have been reserved for issuance. Employees of the Company, the Bank and any subsidiaries which the Company may incorporate or acquire are eligible to participate in the Employee Plan if such employees have a title of at least vice president. The Personnel Committee manages the Employee Plan and selects participants from the eligible employees. No option granted under the Employee Plan may be exercised more than 10 years after the date of its grant. The purchase price for shares of Common Stock subject to options under the Plan may not be less than 100% of the fair market value on the date such option is granted. No options were granted under the Employee Plan in 1996.

     EMPLOYEE STOCK PURCHASE PLAN. The Company maintains the Stewardship Financial Corporation 1995 Employee Stock Purchase Plan (the "Purchase Plan"). Under the Purchase Plan, 25,000 shares of Common Stock are reserved for issuance. Shares acquired under the Purchase Plan may be obtained, at the discretion of the Company, from the authorized but unissued shares of Common Stock or from the open market. Employees of the Company, the Bank and any subsidiaries which the Company may incorporate or acquire who work at least 20 hours per week are eligible to participate in the Purchase Plan. Shares are purchased for participants through payroll deductions in a maximum amount of 10% of a participant's total compensation per pay period. Eligible employees must notify the Company of their participation in the Purchase Plan and the amount of payroll deductions that will be applied to purchase shares for them. The funds contributed by each participant are used to purchase shares of Common Stock at 95% of the fair market value.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

     The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers and their associates (i.e. corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of ten percent or more). These loans have all been made in the ordinary course of banking business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

     The Company and the Bank retained the law firm of Hanse and Hanse as general counsel in 1996 and expect to continue to retain Hanse and Hanse as general counsel in 1997. Director William C. Hanse is a partner in the firm. During 1996, the Company and the Bank paid fees of approximately $14,400 to Hanse and Hanse.

     The Bank purchases insurance through The Turner Group, an insurance brokerage owned by Robert J. Turner, a director of the Company and the Bank. In 1996, the Bank paid insurance premiums of $77,250 to The Turner Group.

RECOMMENDATION AND VOTE REQUIRED

     Nominees will be elected by a plurality of the shares voting at the Annual Meeting. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ITS NOMINEES FOR THE BOARD OF DIRECTORS.

                      PROPOSAL 2. APPROVAL OF AMENDMENTS TO
                      CERTIFICATE OF INCORPORATION ADOPTING
                        CERTAIN ANTI-TAKEOVER PROVISIONS

OVERVIEW OF THE AMENDMENTS.

     The Board of Directors has unanimously approved and recommended that the stockholders of the Company approve certain proposed amendments to the Certificate of Incorporation (the "Amendments"). The Amendments are discussed in detail below. In general, the Amendments provide for (i) a classified board of directors; (ii) no removal of directors by stockholders without cause and (iii) the affirmative vote of 80% of the outstanding shares of Common Stock to approve a merger, consolidation or sale of substantially all of the Company's assets unless such proposed transaction is approved by a majority of the Board of Directors and that any amendment to this super-majority voting provision be approved by 80% of the outstanding shares of Common Stock.

     In forming the Bank, the members of the Board of Directors envisioned a community-based institution which would serve the local communities surrounding its branches, while also providing a return to its shareholders. This vision has been reflected in the Bank's tithing policy, under which the Bank tithes 10% of its pre-tax profits to worthy Christian and civic charities. The Board of Directors has viewed with increasing concern the accelerating pace of consolidation in the banking industry, especially within New Jersey, as local, community-based institutions are purchased by multi-state bank holding companies, frequently headquartered outside of New Jersey. The Board believes that this consolidation and geographic dislocation have caused a reduction in the commitment of these institutions to their local community. The Board has also noted certain tactics employed by certain investors, including the accumulation of substantial holdings of common stock and proxy fights designed to force the Board of Directors to sell an institution, regardless of its long term business plan and prospects or service to its communities. The Board considers these tactics to be highly disruptive to a company, and considers the aim of these tactics to require a Board of Directors to satisfy short term investment objectives of certain investors while ignoring the long-term prospects of the institution and the communities served by the institution. The Amendments are being submitted for stockholder approval in response to these activities.

     A classified Board, together with the removal of directors only for cause and super-majority voting, will, by making it more time-consuming for a substantial stockholder or stockholders to gain control of the Board or the Company without consent of the incumbent Board, ensure some continuity of management of the business and affairs of the Company and provide the Board with sufficient time to review any proposal from the substantial stockholders.

     The Amendments are not being recommended in response to any specific effort of which the Company is aware to accumulate the Common Stock or to obtain control of the Company but rather are being recommended to assure fair treatment of the Company's stockholders in takeover situations. The Board has no present intention of soliciting a stockholder vote on any other proposals relating to a possible takeover of the Company.

     The Amendments are being presented to stockholders of the Company for their approval as a single proposal. As more fully described below, the Board of Directors believes that the Amendments will effectively reduce the possibility that a third party could effect a sudden change in the majority control of the Board of Directors without the support of the incumbent directors. However, the Amendments may have significant effects on the ability of stockholders of the Company to effect immediate changes in the composition of the Board of Directors and otherwise to exercise their voting power to affect the composition of the Board. Accordingly, stockholders are urged to read carefully the following portions of this section of the Proxy Statement and the relevant portions of Exhibit A hereto, which sets forth the full text of the Amendments, before voting on the Amendments.

 PURPOSE AND EFFECT OF THE AMENDMENTS.

     The Amendments are designed to make it more time-consuming to change majority control of the Board without its consent, and thus to reduce the vulnerability of the Company to an unsolicited takeover proposal that does not contemplate the acquisition of all of the outstanding Common Stock, or to an unsolicited proposal for the restructuring or sale of all or part of the Company. The Board believes that the Amendments will serve to encourage any person intending to attempt such a takeover to negotiate with the Board, and that the Board will therefore be better able to protect the interests of the stockholders and other communities served by the Company.

     The Board believes that if a third party acquired a significant or controlling interest in the Common Stock, the purchaser's ability to remove the entire Board without its consent would severely curtail the Company's ability to negotiate effectively with the purchaser. The threat of removal would deprive the Board of the time and information necessary to evaluate any takeover proposal, to study alterative proposals, including whether the Company should remain as an independent community orientated institution, and to help ensure that the best price would be obtained in any transaction involving the Company which might ultimately be undertaken. If the real purpose of the purchases was to enable the purchaser to make or threaten a takeover bid to force the Company to repurchase the purchaser's accumulated stock interest at a premium price, the Company would face the risk that if it did not do so its business and management would be disrupted, perhaps irreparably. Conversely, such a repurchase would divert valuable corporate resources to the benefit of a single stockholder.

     Takeovers or changes in the board of directors of a company which are proposed and effected without prior consultation and negotiation with a company are not necessarily detrimental to that company and its stockholders. However, the Board feels that the benefits of seeking to protect the Company's ability to negotiate with the proponent of an unfriendly or unsolicited proposal to effect a partial takeover or restructure of the Company, through directors who have been previously elected by the stockholders as a whole and are familiar with the Company, outweigh the disadvantages of discouraging such proposals.

     The Amendments will make more difficult or discourage a proxy contest or the assumption of control by the holder of a substantial block of the Common Stock or the removal of the incumbent Board, and could thus increase the likelihood that incumbent directors will retain their positions. The classification of the Board pursuant to the Amendments will result in an increase in the number of annual meetings necessary to effect a change in a majority of the Board of Directors, whether or not a change in control of the Company has occurred.

     The Amendments could have the effect of discouraging a third party from making a partial tender offer (including an offer at a substantial premium over the then-prevailing market value of the Common Stock) or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. In addition, since the Amendments are designed to discourage accumulations of large blocks of the Common Stock by purchasers whose objective is to have such Common Stock repurchased by the Company at a premium, adoption of the Amendments could tend to reduce any temporary fluctuations in the market price of the Common Stock which are caused by such accumulations. Accordingly, stockholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price. The Amendments may also discourage or make more difficult or expensive a proxy contest or merger involving the Company or a tender offer, open market purchase program or other purchases of Common Stock, which a majority of stockholders may deem to be in their best interests or which may give stockholders the opportunity to realize a premium over the prevailing market price of their stock.

SUMMARY OF THE AMENDMENTS.

     CLASSIFIED BOARD OF DIRECTORS. The Company's Bylaws currently provide that directors are to be elected at each annual meeting. Neither the Company's Bylaws nor its Certificate of Incorporation specify the term of service of directors. New Jersey law provides that a corporation may provide in its certificate of incorporation for the classification of directors based upon the time for which each director shall hold office. The terms of classified directors may not be shorter than one year or longer than five years under New Jersey law.

     The proposed amendment to Article III of the Certificate of Incorporation provides that directors will be classified into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. One class of directors, consisting of Directors Almroth, deWaal Malefyt, Dyer and Fylstra, would hold office initially for a term expiring at the 1998 annual meeting; a second class of directors, consisting of Directors Hanse, Lane, Leegwater and Steen, would hold office initially for a term expiring at the 1999 annual meeting; and a third class of directors, consisting of Directors Turner, Vander Eems and Van Ostenbridge, would hold office initially for a term expiring at the 2000 annual meeting. At each annual meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.

     The proposed classified board amendment will significantly extend the time required to effect a change in control of the Board of Directors and may discourage hostile takeover bids for the Company. Currently, a change in control of the Board of Directors can be made by stockholders holding a plurality of votes cast at a single annual meeting. If the Company implements a classified board of directors, it will take at least two annual meetings for a majority of stockholders to make a change in control of the Board of Directors, because only a minority of the directors will be elected at each meeting.

     REMOVAL OF DIRECTORS FOR CAUSE. New Jersey law states that directors may be removed without cause by an affirmative vote of a majority of stockholders unless a corporation's certificate of incorporation provides otherwise. The Company's Certificate of Incorporation currently does not prohibit stockholder removal of directors without cause. The proposed amendment to Article III of the Certificate of Incorporation would deny stockholders the right to remove a director without cause. According to the amendment, stockholders may only vote to remove a director for cause which is demonstrated if the director (i) is convicted of a felony; (ii) is declared by court order to be of unsound mind and
(iii) has been shown by clear and convincing evidence to have acted in bad faith to produce a gross abuse of trust.

     One effect of the proposed amendment may be to make it more difficult for holders of a majority of shares of Common Stock to remove directors, should they deem it to be in their best interest to do so. In conjunction with the proposed classified board amendment, this amendment should render more difficult, and may discourage, an attempt to acquire control of the Company without the approval of the Board and the Company's management. The proposed amendment will make it impossible for someone who acquires voting control of the Company immediately to remove the incumbent directors who may oppose such person and to replace them with more friendly directors, and will instead require such a person to demonstrate cause for removal of an incumbent director or replace incumbent directors as their terms expire over a period of up to three years.

     Stockholders should also recognize that this amendment will also make more difficult the removal of a director in circumstances which do not constitute a takeover attempt and where an ultimate change in the incumbent board might be desired by a majority of stockholders without a showing of cause.

     SUPER-MAJORITY VOTE FOR APPROVAL OF CERTAIN BUSINESS COMBINATIONS. New Jersey law requires the affirmative vote of a majority of the shares entitled to vote thereon for approval of a merger or consolidation. A corporation may provide in its certificate of incorporation for greater voting requirements to approve a merger or consolidation under New Jersey law. The proposed amendment to Article IX of the Certificate of Incorporation requires the affirmative vote of 80% of the outstanding Common Stock entitled to vote thereon to approve or authorize a merger, consolidation or disposition of all or substantially all of the Company's assets.

     The requirement for approval by 80% of the outstanding shares of Common Stock does not apply, however, to any merger, consolidation or asset sale which has been approved by a majority of directors prior to the vote of stockholders. In that case, a simple majority vote would be required to approve such a transaction.

     The proposed amendment also requires the affirmative vote of 80% of the outstanding shares of Common Stock to further amend Article IX of the Certificate of Incorporation. The requirement of an increased stockholder vote to repeal this amendment to Article IX will prevent a person holding or controlling a majority, but less than 80%, of the outstanding shares of Common Stock from avoiding the requirements of the proposed amendment by simply repealing it.

RECOMMENDATION AND VOTE REQUIRED

     In order for the Amendments to be approved, the affirmative vote of a majority of the shares of Common Stock entitled to be cast at the Annual Meeting is required.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED "FOR" APPROVAL OF THE AUTHORIZED STOCK AMENDMENT.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AUTHORIZED STOCK AMENDMENT.

                              INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors of the Company has recommended to the Board that it retain the firm of KPMG Peat Marwick LLP ("Peat") to act as independent public accountants for the Company and the Bank for the fiscal year ended 1997. Peat has acted as the Company's independent public accountants for the year ended December 31, 1996.

     Peat has advised the Company that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

                          COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 1996, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were met, other than with respect to each of Messrs. Almroth, deWaal Malefyt, Dyer, Fylstra, Hanse, Leegwater, Steen, Turner, Vander Eems and Van Ostenbridge and Mrs. Lane, each of whom filed one notice of a change in beneficial ownership in connection with the holding company reorganization several days late.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders to be included in the Company's 1998 proxy material must be received by the Secretary of the Company no later than December 31, 1997.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

                                    EXHIBIT A

     Article III of the Certificate of Incorporation of Stewardship Financial Corporation, as amended, will read as follows:

                                   ARTICLE III

               INITIAL BOARD OF DIRECTORS AND NUMBER OF DIRECTORS

     (a) The number of directors shall be governed by the By-laws of the Corporation. The number of directors constituting the initial Board of Directors shall be twelve (12). The names and addresses of the initial Board of Directors are as follows:

William M. Almroth                          630 Godwin Avenue
                                            Midland Park, NJ 07432

Herman deWaal Malefyt                       630 Godwin Avenue
                                            Midland Park, NJ 07432

Harold Dyer                                 630 Godwin Avenue
                                            Midland Park, NJ 07432

Edward Fylstra                              630 Godwin Avenue
                                            Midland Park, NJ 07432

William C. Hanse, Esq.                      630 Godwin Avenue
                                            Midland Park, NJ 07432

Margo Lane                                  630 Godwin Avenue
                                            Midland Park, NJ  07432

Arie Leegwater                              630 Godwin Avenue
                                            Midland Park, NJ 07432

John L. Steen                               630 Godwin Avenue
                                            Midland Park, NJ 07432

Robert J. Turner                            630 Godwin Avenue
                                            Midland Park, NJ 07432

William J. Vander Eems                      630 Godwin Avenue
                                            Midland Park, NJ 07432

Paul Van Ostenbridge                        630 Godwin Avenue
                                            Midland Park, NJ 07432

Clarence Wiegers                            630 Godwin Avenue
                                            Midland Park, NJ 07432


     (b) The Board of Directors shall be divided into three (3) classes, as nearly identical in number as the then total number of directors constituting the entire board permits, with the term of office of one class expiring each year. At the first annual meeting of stockholders, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. At each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

     (c) None of the present or future directors of the Corporation may be removed without cause by the shareholders of the Corporation. The term "cause" as used herein is defined to mean (i) conviction of the director of a felony,
(ii) declaration by order of a court that the director is of unsound mind; (iii) gross abuse of trust which is proven by clear and convincing evidence to have been committed in bad faith. The Board of Directors shall have the power to remove directors and to suspend directors pending a final determination that cause exists for removal.

     A new Article IX of the Certificate of Incorporation of Stewardship Financial Corporation will read as follows:

                                   ARTICLE IX
                     CERTAIN REQUIRED VOTES OF SHAREHOLDERS

     (a) No merger, consolidation, nor any action which would result in the disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote, cast in person or by proxy, of the holders of record of eighty percent (80%) of the outstanding shares of the capital stock of the Corporation entitled to vote thereon; provided, however, that if any such action has been approved prior to the vote of shareholders by a majority of the Corporation's Board of Directors, the affirmative vote of the holders of a majority of the outstanding shares of capital stock then entitled to vote on such matters shall be required.

     (b) This Article IX may not be amended except by the affirmative vote, cast in person or by proxy, of the holders of record of eighty percent (80%) of the outstanding shares of the capital stock of the corporation entitled to vote thereon.

PROXY                                                                  PROXY

                                    SFC LOGO
                        STEWARDSHIP FINANCIAL CORPORATION

                Annual Meeting - Monday, May 12, 1997 @ 700 P.M.


                           ATLANTIC STEWARDSHIP BANK
                               630 Godwin Avenue
                      Midland Park, New Jersey 07432-1405


The undersigned hereby appoint Donald De Bruin, Paul D. Heerema, and Garret Hoogehyde and each of them, proxies with power of substitution, to vote all shares the undersigned are entitled to vote at the above meeting or any adjournment thereof.

Nomineees for election:

William M. Almroth; Herman deWaal Malefyt; Harold Dyer; Edward Fylstra; William
C. Hanse; Margo Lane; Arie Leegwater, John L. Steen; Robert J. Turner; William
J. Vander Eems; Paul Van Ostenbridge

--------------------------------------------------------------------------------
                      (Vote and sign on the reverse side)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy, when properly executed, will be voted in the manner directed herein.
                If no direction is made, this proxy will be voted
                    FOR Election of Directors; FOR Proposal 2

                   The Board of Directors recommends a vote
                    FOR Election of Directors and Proposal 2

1) To elect persons specified on the reverse side of this card to the Board of Directors of the Bank to serve until the next annual meeting of shareholders or until their successors are elected and qualified:

                         FOR                      WITHHELD
                         [ ]                        [ ]

FOR, except vote withheld from the following nominee(s):



--------------------------------------------------------

2) To amend Stewardship Financial Corporation's Certificate of Incorporation to:

     a) classify the Board of Directors into 3 classes;
     b) prevent removal of Directors by stockholders without cause; and
     c) require the affirmative vote of 80% of the outstanding common stock of the Company for approval of a merger, consolidation or disposition of substantially all of the assets of the Company unless approved by a majority of the directors and to further require an affirmative vote of 80% of the outstanding common stock to amend this super-majority provision.

             FOR                  AGAINST               ABSTAIN
             [ ]                    [ ]                   [ ]

[ ] Please check if you will attend the meeting

The signer(s) hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. Please sign exactly as name appears hereon. Joint owners should each sign. The undersigned acknowledges receipt of the accompanying Notice of the Annual Meeting and Proxy Statement dated April 18, 1997, for the Annual Meeting to be held on May 12, 1997.



                                      ------------------------------------------
                                                                         Date



                                       -----------------------------------------
                                       Signature(s)                      Date


Anyone signing as attorney, executor, administrator, trustee, guardian, partner or corporate officer, should indicate office or capacity:


                                                 -------------------------------